As filed with the Securities and Exchange Commission on September 23, 2025

Securities Act File No. 333-178833

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NORTHERN LIGHTS FUND TRUST III

(a Delaware statutory trust)

(Exact Name of Registrant as Specified in Charter)

(Name of Person (s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

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Shareholder Name Address 1 Address 2 Address 3 City, State, Zip

YOUR RESPONSE IS REQUESTED

Dear Shareholder:

We have been trying to contact you about an important matter with your investment in the Centerstone Investors Fund.

We would like to speak with you regarding this matter. Please contact us toll-free at 1-800-859-8508 between 9 a.m. and 10 p.m. ET, Monday through Friday, or Saturday between 10 a.m. and 6 p.m. ET. At the time of the call, please reference your investor ID listed below.

There is no confidential information required, and the call will only take a moment of your time. Please contact us as soon as possible. Thank you for attending to this request. We deeply appreciate your investment with the Centerstone Investors Fund.

Sincerely,

Abhay Deshpande

Chief Investment Officer

INVESTOR ID: 01234567891	Security ID: 12345678
Household ID: 01234567891

THIS LETTER RELATES TO YOUR INVESTMENT IN THE CENTERSTONE INVESTORS FUND

https://centerstoneinv.com	Centerstone Investors, 228 Park Avenue S, Suite 75938, New York, NY. 10003

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